UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Exclusive Apparel, Inc.
(Name of small business issuer in its charter)

Nevada	2353	20-5567127
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1930 Village Center Circle #3-369
Las Vegas, Nevada 89134
(702)-242-9501
(Address and telephone number of mailing address)

6555 W. Gary Avenue
Las Vegas, Nevada 89139
(702)-242-9501
(Address of principal place of business or intended principal place of business)

Corporate Credibility 2620 Regatta Drive, Suite 102
Las Vegas, Nevada 89128
(702) 336-6300
(Name, address and telephone number of agent for service)

Copies to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	15,000,000	$0.01	$150,000.00	$16.05

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

EXCLUSIVE APPAREL, INC.

15,000,000 Shares of Common Stock

$0.01 per share

Exclusive Apparel, Inc., Inc. ("Company") is offering on a best-efforts basis a minimum of 7,500,000 and a maximum of 15,000,000 shares of its common stock at a price of $0.01 per share.  Sharon Lynch, the sole officer and director of Exclusive Apparel, Inc., intends to sell the shares directly.  The intended methods of communication include, without limitation, telephone, and personal contact.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Exclusive Apparel, Inc., Inc. A Trust Account will hold all the subscription funds pending the achievement of the Minimum Offering.  Exclusive Apparel, Inc. shall only receive proceeds from the Trust Account upon meeting the minimum raise amount.  If the minimum offering is not achieved within ninety (90) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title "Plan of Distribution" herein.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. Exclusive Apparel, Inc. will not extend the offering period beyond ninety 90 days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Exclusive Apparel, Inc., Inc.'s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Minimum	7,500,000	$0.01	$0.00	$75,000
Maximum	15,000,000	$0.01	$0.00	$150,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled "Risk Factors" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Exclusive Apparel, Inc., Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Exclusive Apparel, Inc., Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 29, 2007.

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Exclusive Apparel, Inc., Inc. ("Company") was incorporated in the State of Nevada on September 8, 2006. Exclusive Apparel, Inc., Inc. is a developmental stage company with a principal business objective of offering premium baseball cap type headwear for women with exquisite taste and extravagant appetites as exclusive accessories to differentiate themselves.  Exclusive Apparel, Inc is committed to producing exclusive ball type caps that are stylish and unique that caters to a more progressive clientele.  The company will focus on baseball hat type headwear before it expands to belts, handbags and other similar accessories.

Exclusive Apparel, Inc. is a development stage company that has not significantly commenced its planned principal operations. Exclusive Apparel, Inc. operations to date have been devoted primarily to startup and development activities, which include the following:

1.

Formation of the Company;

2.

Development of the Exclusive Apparel, Inc. business plan;

3.

Conducted research on potential markets;

4.

Identified contract designer, graphic artist, sewing manufacturer, screen printer and embroider to design and manufacturer our products.

5.

Formulated multi-faceted marketing plan and marketing campaign in an effort to introduce our products to the market on a broader scope;

6.

Formulated pilot programs for prospective markets;

7.

Finalized sketches and chose fabric and materials for initial pilot production;

8.

Identified appropriate distribution channels utilizing independent sales representatives and middlemen.

Exclusive Apparel, Inc., Inc. is attempting to become operational. In order to generate revenues, Exclusive Apparel, Inc. must address the following areas:

1.

Develop and Implement a Marketing Plan:  In order to penetrate our targeted market, Exclusive Apparel, Inc. will use a multi-faceted marketing plan that includes a high-end website, exclusive catalogs, and a target specific marketing campaign directed to design consultants that cater to celebrities and higher-end income clients.

Phase II of the marketing effort will commence once we have gained recognition among celebrities and the more affluent fashionable consumer.  The phase II plan will consist of exploiting the appropriate distribution channels using independent representatives who are experienced in accessory sales to high-end boutiques and upscale department stores. These independent representatives work as middlemen between Exclusive Apparel and the retailer.  They are aggressive in that they will go directly to the retailers, work applicable trade shows, send samples and CAD sheets, and work directly with other accessory representatives to penetrate their desired retail accounts.  Independent Representatives are paid a commission that is typically 15% plus expenses.  Sales representatives will have a set monthly budget for samples and supplies provided by Exclusive Apparel.

2.

Tailoring our website: Exclusive Apparel, Inc. has secured a web site domain located at www\\exclusiveapparel.biz.  The site is currently under construction and upon securing additional funding, the Company has plans to enhance the web site.

Since our inception on September 8, 2006 to October 31, 2006, the Company did not generate any significant revenues and has incurred a cumulative net loss of $19,718. The Company believes that raising $150,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services eventually will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

Exclusive Apparel, Inc., Inc. currently has one officer and one director. This individual allocates time and personal resources to Exclusive Apparel, Inc. on a part-time basis.

As of the date of this prospectus, Exclusive Apparel, Inc. has 22,000,000 shares of $0.001 par value common stock issued and outstanding.

Exclusive Apparel, Inc., Inc. has administrative offices located at 6555 W. Gary Avenue, Las Vegas, Nevada 89139.

Exclusive Apparel, Inc., Inc.'s fiscal year end is December 31.

THE OFFERING

Exclusive Apparel, Inc., Inc. is offering on a self-underwritten basis a minimum of 7,500,000 and a maximum of 15,000,000 shares of its common stock at a price of $0.01 per share. The proceeds from the sale of the shares in this offering will be payable to "Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Exclusive Apparel, Inc., Inc." and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Exclusive Apparel, Inc. trust agent, Joseph L. Pittera, Esq., acts as legal counsel for Exclusive Apparel, Inc., Inc., and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering. No funds shall be released to Exclusive Apparel, Inc., Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to Exclusive Apparel, Inc.. The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. Exclusive Apparel, Inc. will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Exclusive Apparel, Inc. assets, book value, historical earnings, or net worth.

Exclusive Apparel, Inc., Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

The Company has not presently secured an independent stock transfer agent. Exclusive Apparel, Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Empire Stock Transfer Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128, having a telephone number of (702) 562-4091.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Exclusive Apparel, Inc. common stock exists. Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Exclusive Apparel, Inc. financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

September 8, 2006
(Inception)
through
October 31, 2006

Revenue	$ --

Operating expenses
General and administrative expenses	19,718

Total operating expenses	19,718

Loss from operations	(19,718)

Other income (expenses):
Other expense	--
Interest expense	--
Total other income (expenses)	--

Loss before provision for income taxes	(19,718)
Provision for income taxes	--

Net loss	$ (19,718)

Basic and diluted loss per common share	$ (0.01)

Basic and diluted weighted average
common shares outstanding	2,000,000

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Exclusive Apparel, Inc., Inc.'s operations depend on the efforts of Sharon M. Lynch, the sole officer and director of Exclusive Apparel, Inc.. Mrs. Lynch has no experience related to public company management, nor as a principal accounting officer.  Because of this, Mrs. Lynch may be unable to offer and sell the shares in this offering, develop Exclusive Apparel, Inc. business and manage Exclusive Apparel, Inc. public reporting requirements. Exclusive Apparel, Inc. cannot guarantee that it will be able overcome any such obstacles.

Mrs. Sharon M. Lynch is involved in other employment opportunities and may periodically face a conflict in selecting between Exclusive Apparel, Inc., Inc. and her other personal and professional interests. Exclusive Apparel, Inc. has not formulated a policy for the resolution of such conflicts should they occur. If Exclusive Apparel, Inc. loses Mrs. Sharon M. Lynch to other pursuits without a sufficient warning, Exclusive Apparel, Inc. may consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE SHARON M. LYNCH, EXCLUSIVE APPAREL, INC.'S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF EXCLUSIVE APPAREL, INC. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Sharon M. Lynch, Exclusive Apparel, Inc.'s Director, President, Secretary, and Treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Exclusive Apparel, Inc. security holders, including the election of directors. Mrs. Lynch would retain 75.00% ownership in Exclusive Apparel, Inc. common stock assuming the minimum amount of shares of this offering is sold. In the event the maximum offering is attained, Ms. Sharon M. Lynch will own 59.00% of Exclusive Apparel, Inc. outstanding common stock. Such concentrated control may also make it difficult for Exclusive Apparel, Inc. stockholders to receive a premium for their shares of Exclusive Apparel, Inc. common stock in the event Exclusive Apparel, Inc. enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Exclusive Apparel, Inc.. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF EXCLUSIVE APPAREL, INC. FAILS TO IMPLEMENT ITS BUSINESS PLAN.

Exclusive Apparel, Inc. expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Exclusive Apparel, Inc. was formed in Nevada on September 8, 2006. Exclusive Apparel, Inc. has no demonstrable operations record of substance upon which you can evaluate Exclusive Apparel, Inc.'s business and prospects. Exclusive Apparel, Inc. prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Exclusive Apparel, Inc. cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Exclusive Apparel, Inc. has had only limited start-up operations and has generated no revenues. Considering these facts, independent auditors have expressed substantial doubt about Exclusive Apparel, Inc.'s ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Exclusive Apparel, Inc.'s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

EXCLUSIVE APPAREL, INC. MAY NOT BE ABLE TO GENERATE REVENUES SELLING THEIR PRODUCT LINES.

Exclusive Apparel, Inc. expects to earn revenues from the sales of its apparel line of products.  In the opinion of the sole Exclusive Apparel officer and director, Exclusive Apparel, Inc. reasonably believes that it will begin to generate revenues within approximately nine months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Exclusive Apparel has many potential competitors in the high-end apparel industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products and than are available to us.

Some of the Company's competitors also offer a wider range of apparel and products and have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, fashions and customer desires, may be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate distribution relationships sufficient to support Exclusive Apparel endeavors.  Exclusive apparel cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

EXCLUSIVE APPAREL, INC. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Exclusive Apparel, Inc., Inc. has limited capital resources. To date, Exclusive Apparel, Inc. has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless Exclusive Apparel, Inc. begins to generate sufficient revenues to finance operations as a going concern, Exclusive Apparel, Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force Exclusive Apparel, Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to Exclusive Apparel, Inc. in the event it does not have adequate proceeds from this offering. However, Exclusive Apparel, Inc. believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN EXCLUSIVE APPAREL, INC. BECAUSE THERE IS NO PUBLIC MARKET FOR EXCLUSIVE APPAREL, INC. STOCK.

There is no public market for Exclusive Apparel, Inc. common stock. Sharon M. Lynch, the officer and director, currently holds all of the Exclusive Apparel, Inc. issued and outstanding common stock. Therefore, the current and potential market for Exclusive Apparel, Inc. common stock is limited. No market is available for investors in Exclusive Apparel, Inc. common stock to sell their shares if the Company does not acquire listing status. Exclusive Apparel, Inc. cannot guarantee that a meaningful trading market will develop.

If Exclusive Apparel, Inc. stock ever becomes tradable, of which Exclusive Apparel, Inc. cannot guarantee success, the trading price of Exclusive Apparel, Inc. common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Exclusive Apparel's control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Exclusive Apparel, Inc. stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE EXCLUSIVE APPAREL, INC‘S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Exclusive Apparel, Inc. shares, thereby reducing the level of trading activity in any secondary market that may develop for Exclusive Apparel, Inc. shares. Consequently, customers in Exclusive Apparel, Inc. securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Exclusive Apparel, Inc. is Sharon M. Lynch who also serves as its Director, President, Secretary, and Treasurer.  Mrs. Lynch acquired 22,000,000 restricted shares of Exclusive Apparel, Inc. common stock at a price per share of $0.001 for services.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Exclusive Apparel, Inc. common stock in the future could result in further dilution. Please refer to the section titled "Dilution" herein.

ALL OF EXCLUSIVE APPAREL, INC‘S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF EXCLUSIVE APPAREL, INC. COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 22,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Exclusive Apparel, Inc. is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Exclusive Apparel, Inc. currently has one shareholder who owns all of the 22,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Exclusive Apparel, Inc. common stock in any market that might develop.

EXCLUSIVE APPAREL, INC. IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

Sharon M. Lynch, Exclusive Apparel, Inc.'s officer and director, is offering the common shares on a best-efforts basis on Exclusive Apparel, Inc.'s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Exclusive Apparel, Inc. is capable of selling all, or any, of the common shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Exclusive Apparel, Inc. business, financial condition, and prospects that reflect Exclusive Apparel, Inc. management's assumptions and beliefs based on information currently available. Exclusive Apparel, Inc. can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Exclusive Apparel, Inc. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Exclusive Apparel, Inc.'s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the product line that Exclusive Apparel, Inc. expects to market, Exclusive Apparel, Inc.'s ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Exclusive Apparel, Inc. functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, Exclusive Apparel, Inc. will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.

Exclusive Apparel, Inc. intends to use the proceeds from this offering as follows:

	Minimum		100% of Maximum
Application of Proceeds	$	% of total	$	% of total

Total Offering Proceeds	75,000	100.00	150,000	100.00

Offering Expenses
Legal & Professional Fees	3,000	4.00	3,000	2.00
Accounting Fees	3,500	4.67	3,500	2.33
Blue-sky fees	1,100	1.47	1,100	0.73
Total Offering Expenses	7,600	10.13	7,600	5.07

Net Proceeds from Offering	67,400	89.87	142,400	94.93

Use of Net Proceeds
Accounting Fees	5,000	6.67	9,000	6.00
Legal and Professional Fees	8,500	11.33	10,500	7.00
Office Equipment and Furniture	2,500	3.33	7,000	4.67
Office Supplies	3,500	4.67	5,500	3.67
Product Development [1]	8,500	11.33	34,900	23.27
Salaries	10,000	13.33	24,000	16.00
Sales and Marketing	15,000	20.00	30,000	20.00
Working Capital [2]	14,400	19.20	21,500	14.33
Total Use of Net Proceeds	67,400	89.87	142,400	94.93

Total Use of Proceeds	75,000	100.00	150,000	100.00

Notes:

1 The category of Product Development includes, but is not limited to, contract designer, graphic artist, sewing manufacturer, screen printer and or embroider.  .

2 The category of General Working Capital may include, but not be limited to, office rent, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Exclusive Apparel, Inc.'s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Exclusive Apparel, Inc.'s issued and outstanding stock. This is due in part because of the common stock issued to the Exclusive Apparel, Inc. officer, director, and employee totaling 22,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Please refer to the section titled "Certain Transactions", herein, for more information. Exclusive Apparel, Inc. net book value on October 31, 2006 was $(15,718). Assuming all 15,000,000 shares offered are sold, and in effect Exclusive Apparel, Inc. receive the maximum estimated proceeds of this offering from shareholders, Exclusive Apparel, Inc. net book value will be approximately $0.0036 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0064 per share while the Exclusive Apparel, Inc.  present stockholder will receive an increase of $0.0043 per share in the net tangible book value of the shares that he holds. This will result in a 64.00% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 7,500,000 shares is achieved, Exclusive Apparel, Inc.  net book value will be approximately $0.0020 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0080 per share while the Exclusive Apparel, Inc. present stockholder will receive an increase of $0.027 per share in the net tangible book value of the shares he holds. This will result in a 80.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in Exclusive Apparel, Inc. previously:

	Minimum	Maximum
	Offering	Offering

Book Value Per Share Before the Offering	$(0.0007)	$(0.0007)

Book Value Per Share After the Offering	$0.0020	$0.0036

Net Increase to Original Shareholders	$0.0027	$0.0043

Decrease in Investment to New Shareholders	$0.0080	$0.0064

Dilution to New Shareholders (%)	80.00%	64.00%

PLAN OF DISTRIBUTION

The Company will use the efforts of Sharon M. Lynch, the sole officer and director of the Company, to conduct this offering on a best efforts basis. Potential investors include, but are not limited to, family, friends, and acquaintances of Mrs. Sharon M. Lynch. The intended methods of communication include, without limitation, telephone, and personal contact.  In her endeavors to sell this offering, Mrs. Sharon M. Lynch does not intend to use any mass-advertising methods such as the Internet or print media.

Funds received by Mrs. Sharon M. Lynch in connection with the sales of Exclusive Apparel, Inc. securities will immediately be forwarded into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mrs. Sharon M. Lynch will not receive commissions for any sales originated on Exclusive Apparel, Inc.'s behalf.  Exclusive Apparel, Inc. believes that Mrs. Sharon M. Lynch is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Sharon M. Lynch:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Exclusive Apparel, Inc. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Exclusive Apparel, Inc. were to enter into such arrangements, Exclusive Apparel, Inc. will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Exclusive Apparel, Inc. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Exclusive Apparel, Inc. has not identified the specific states where the offering will be sold. Exclusive Apparel, Inc. will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Exclusive Apparel, Inc. ("Trust Account") and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera,. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Exclusive Apparel, Inc., Inc. until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event first occurs. Thereafter this agreement shall terminate. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Torrance, California 90501. All payments are required in the form of United States currency either by personal check, bank draft, or by cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Exclusive Apparel, Inc. reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Exclusive Apparel, Inc. accepts a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

Exclusive Apparel, Inc., Inc.'s officers and directors have not been convicted in a criminal proceeding.

Exclusive Apparel, Inc., Inc.'s officers and directors have not been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, or banking activities.

Exclusive Apparel, Inc., Inc.'s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Exclusive Apparel, Inc., Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Boards of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding Exclusive Apparel, Inc. executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Sharon M. Lynch (2)	41	President, CEO, CFO, CAO, Treasurer, Secretary, and Director	September 2006 - September 2007

Notes:

1 Exclusive Apparel, Inc. directors will hold office until the next annual meeting of the stockholders, which shall be held in September of 2007, and until successors have been elected and qualified. At the present, the Exclusive Apparel, Inc. officers were appointed by the Exclusive Apparel, Inc. directors and will hold office until they resign or are removed from office.

2 Sharon M. Lynch has obligations to entities other than Exclusive Apparel, Inc., Inc. Exclusive Apparel, Inc. expects Mr. Sharon M. Lynch to spend approximately 10-20 hours per week on Exclusive Apparel, Inc. business affairs. At the date of this prospectus, Exclusive Apparel, Inc., Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Sharon M. Lynch, President, Cheif Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director:

Sharon Lynch is a graduate of The Fashion Institute of Design and Merchandising in Los Angeles and has 20 years of experience in sales and marketing of wholesale and retail apparel and accessories.  Ms. Lynch has worked for prestigious companies such as Nike, Inc., Ellen Tracy, Inc. and St. John Knits.  From 1987 to 1991 she held a position as an account executive for Ellen Tracy and was responsible for the Nordstrom account which consisted of working with 26 buyers to cover 70 plus retail stores nationwide.  These duties included showroom sales, merchandising seminars for groups of ten to two hundred sales associates. She also effectively maintained sell-through of goods, co-op advertising and markdown allowances for key accounts.  From 1991 to 1995, Ms. Lynch held a position as Product Developer for Nike, Inc. in Beaverton, Oregon.  In this position, she was responsible for the following:  execution of the development of promotional apparel and accessories for the sports marketing division from initial concept to production confirmation, collaboration with R & D and marketing to establish quality products on short timelines to meet profitable price-points, negotiating price and timelines with selected vendors and contractors to stay within budget constraints and was directly responsible for forecasting project costs and purchasing goods and services with regard to sports marketing and apparel product marketing business plans.  From 1995 to 1998, Ms. Lynch worked for World Wide Golf Events and directed turnkey golf events from conception to completion.  These duties included the design and development of marketing materials to promote start-up golf event coordination, acquiring procurement for corporate and charitable golf tournaments and securing sponsor participation from companies such as Microsoft, Fluor Daniels, Comp USA, Cubic Balance, Cobra Golf, Ashworth, Avid and Nike.

In 1998, Ms. Lynch left the industry on a full time basis to raise a family and is now returning to launch Exclusive Apparel, Inc.

BOARD COMMITTEES

Exclusive Apparel, Inc., Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

Exclusive Apparel, Inc. has authorized a maximum of seven (7) directors. However, in no event may Exclusive Apparel, Inc. have less than one director. Although Exclusive Apparel, Inc. anticipates appointing additional directors, Exclusive Apparel, Inc. has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Exclusive Apparel, Inc. common stock by all persons known by Exclusive Apparel, Inc. to be beneficial owners of more than 5% of any such outstanding classes. The table includes each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to Exclusive Apparel, Inc. knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)
Common	Sharon M. Lynch, President, CEO, CFO, CAO, Secretary, Treasurer, and Director	22,000,000	100.00%	59.00%

	All Directors and Officers as a group (1 person)	22,000,000	100.00%	59.00%

Footnotes

1  The address of each executive officer and director is c/o Exclusive Apparel, Inc. , Inc., 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128.

2  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of this offering (15,000,000 shares of common stock) by Exclusive Apparel, Inc.. The aggregate amount of shares to be issued and outstanding after the offering is 37,000,000.

DESCRIPTION OF SECURITIES

Exclusive Apparel, Inc., Inc.'s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Exclusive Apparel, Inc. shares, reducing the level of trading activity in any secondary market that may develop for Exclusive Apparel, Inc. shares, and accordingly, customers in Exclusive Apparel, Inc. securities may find it difficult to sell their securities, if at all.

Exclusive Apparel, Inc. has no current plans to neither issue any preferred stock nor adopt any series, preferences, or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Exclusive Apparel, Inc., Inc. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, Exclusive Apparel, Inc. has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of Exclusive Apparel, Inc., Inc. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Exclusive Apparel, Inc., Inc. common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Exclusive Apparel, Inc. directors.

CASH DIVIDENDS

As of the date of this prospectus, Exclusive Apparel, Inc., Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Exclusive Apparel, Inc. does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Exclusive Apparel, Inc., Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer. Please refer to the section herein titled "Indemnification of Directors and Officers."

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Exclusive Apparel, Inc., Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Exclusive Apparel, Inc. of expenses incurred or paid by a director, officer or controlling person of Exclusive Apparel, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Exclusive Apparel, Inc. will, unless in the opinion of Exclusive Apparel, Inc. legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Exclusive Apparel, Inc. , Inc. was incorporated in the State of Nevada on September 8, 2006.

Please see the section titled "Recent Sales of Unregistered Securities" herein for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Exclusive Apparel, Inc., Inc. incorporated in the State of Nevada on September 8, 2006 under the same name. Since inception, Exclusive Apparel, Inc. has not generated revenues and has accumulated losses in the amount of $(19,718) as of October 31, 2006. Exclusive Apparel, Inc. has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Exclusive Apparel, Inc., Inc. has yet to commence planned operations to any significant measure. As of the date of this Prospectus, Exclusive Apparel, Inc. has had only limited start-up operations and has not generated revenues. Exclusive Apparel, Inc. believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next six months.

Exclusive Apparel, Inc.'s administrative office is located at 6555 W. Gary Avenue, Las Vegas, Nevada 89139.

Exclusive Apparel, Inc.'s fiscal year end is December 31.

BUSINESS OF ISSUER

Business Overview

BUSINESS OVERVIEW

Exclusive Apparel, Inc., Inc. (or the "Company") was incorporated in the State of Nevada on September 8, 2006.  The primary business of the company is offering premium baseball cap type headwear for women with exquisite taste and extravagant appetites as exclusive accessories to differentiate themselves.  Exclusive Apparel, Inc is committed to producing exclusive ball type caps that are stylish and unique that caters to a more progressive clientele.  The company will focus on baseball hat type headwear before it expands to belts, handbags and other similar accessories.

Product Development

Product development will be under the direction of Sharon M. Lynch. Ms. Lynch is a graduate of the Los Angeles School of Fashion Design and Merchandising. Her career included design and merchandising responsibilities at the top fashion and apparel companies of Ellen Tracy, St. John and Nike.

Marketing

Marketing research and analysis reveal ball type caps are becoming increasingly more popular among all customer markets including the wealthy.  Further research reveals that in addition to style sensitivity, higher-end customers are finding it hard to locate unique products that are fashionably quality price positioned.  Exclusive Apparel, Inc is committed to producing exclusive ball type caps that are stylish and unique that caters to a more progressive clientele.

In order to penetrate this high-end market Exclusive Apparel, Inc. will use a multi-faceted marketing plan that includes a high-end website, exclusive catalogs, and a target specific marketing campaign directed to design consultants that cater to celebrities and higher-end income clients.

Phase II of the marketing effort will commence once we have gained recognition among celebrities and the more affluent fashionable consumer.  The phase II plan will consist of exploiting the appropriate distribution channels using independent representatives who are experienced in accessory sales to high-end boutiques and upscale department stores. These independent representatives work as middlemen between Exclusive Apparel and the retailer.  They are aggressive in that they will go directly to the retailers, work applicable trade shows, send samples and CAD sheets and work directly with other accessory representatives to penetrate their desired retail accounts.  Independent Representatives are paid a commission that is typically 15% plus expenses.  Sales representatives will have a set monthly budget for samples and supplies provided by Exclusive Apparel

Web Site

Exclusive Apparel, Inc. has a web domain located at www\\exclusiveapparel.biz.  The site is currently under construction and upon securing additional funding, the Company has plans to enhance the web site.

Industry Analysis

Very few high-end clothing and apparel companies sell a high end stylish baseball type cap. The headwear industry is a multi billion dollar industry and high-end, fashionable baseball caps make up less than one percent of that market.

Growth Strategy of the Company

Our mission is to maximize shareholder value through expanding the scope of operations and evaluating and cultivating new and alternative complementing revenue generating opportunities.  While a strategic and wisely executed marketing campaign is vital to expanding our client base, providing superior quality products that appeal to our targeted market will ensure a solid operation built for long-term success.

The key to executing this plan is to fabricate unique hats designed to attract customers who wish to differentiate themselves.  Price, design and marketing will make our products exclusive.  Our mission is offer products that appeal to a large sector of the market from a design perspective that are fashionably price positioned.

Competitor Analysis

Exclusive Apparel has many potential competitors in the high-end apparel industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products and than are available to us.

Some of the Company's competitors also offer a wider range of apparel and products and have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, fashions and customer desires, may be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.

At the present, our research has found only two manufacturers, Gucci and Louis Vetton, which offer a high-end baseball type cap.  Gucci and Vetton offer very limited selections that retail for around $200.00 per cap.

Need For Government Approval

There are no known requirements for any governmental approval or licenses.

Number of Total Employees and Number of Full Time Employees

Exclusive Apparel, Inc., Inc. is currently in the development stage. During this development period, Exclusive Apparel, Inc. plans to rely exclusively on the services of Sharon M. Lynch, the officer and director, to establish business operations and perform or supervise the business requirements at this time. Exclusive Apparel, Inc. believes that its operations are currently on a small scale and that they are manageable by the individual. There are no full or part-time employees. Mrs. Lynchs' responsibilities are mainly new product development, marketing and administrative duties at this time, as Exclusive Apparel, Inc. operations are minimal.

REPORTS TO SECURITY HOLDERS

1.

After this offering, Exclusive Apparel, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.

After this offering, Exclusive Apparel, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials Exclusive Apparel, Inc. files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Exclusive Apparel, Inc. SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Exclusive Apparel, Inc. , Inc. was incorporated on September 8, 2006.  Exclusive Apparel, Inc. has generated no revenue as of October 31, 2006 resulting in net losses of $19,818 since inception.  The loss is attributable to general and administrative expenses.

Since incorporation, Exclusive Apparel, Inc., Inc. has financed its operations through minimal business activity.

To date, Exclusive Apparel, Inc., Inc. has not implemented fully planned principal operations. Presently, Exclusive Apparel, Inc. is attempting to secure sufficient monetary assets to increase operations. Exclusive Apparel, Inc. cannot assure any investor that it will be able to enter into sufficient business operations adequate to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of Exclusive Apparel, Inc.'s business plan that constitute top priorities.  Each material event or milestone listed below will be required until the Company generates adequate revenue.

1.

Procure relationships with designers, graphic artists, sewing manufacturer, screen printer and embroider.

2.

Produce sufficient product line of caps and other accessories for marketing from finalized sketches and artists renderings.  Exclusive Apparel, Inc. intends to use a portion of the funds allocated toward product development to engage in this effort.

3.

Solidify and execute multi-faceted marketing campaign in an effort to introduce our products on a methodical scope.  Choose appropriate distribution channels and finalize independent representatives to penetrate desired retail accounts.  Exclusive Apparel, Inc. expects to use a portion of the funds allocated toward sales and marketing to engage in this activity.

4.

Establish and maintain a visible community presence.

Exclusive Apparel, Inc., Inc.'s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, Exclusive Apparel, Inc. plans to choose one of the following courses:

Plan 1: Minimum offering. If only the minimum of $75,000 is raised in this offering, Exclusive Apparel, Inc. will immediately begin to implement the aforementioned plans to generate business sufficient to maintain ongoing operations. This entails procuring existing sales and marketing efforts to generate a sufficient revenue stream that can sustain operations and position the Company for growth.

Exclusive Apparel, Inc. has allocated $2,500 for office equipment and furniture. The Company plans to purchase a quality printer for producing tailored marketing material.

Exclusive Apparel, Inc. has allocated $3,500 for office supplies. Office supplies consist of mailing expenses, copying expenses, paper, general desk supplies, etc.

Exclusive Apparel, Inc. has budgeted $8,500 for product development.  Product development includes, but is not limited to, contract designer, graphic artist, sewing manufacturing, screen printer, and or embroidery.

Exclusive Apparel, Inc. has allocated $10,000 for sales and marketing, specifically for a frugal advertising campaign. The company plans to produce professional quality four-color promotional brochures, enhance our web site, and pursue efforts to increase our presence on the World Wide Web.

Exclusive Apparel, Inc. has allocated $14,400 for general working capital to cover any shortfalls in the categories listed above. This allocation of funds will satisfy travel expenses, postage, telephones, overnight delivery services, and other general operating expenses. Funds may also be available to take advantage of any other related business opportunities that arise during the course of business operations.

Exclusive Apparel, Inc. believes it will be able to execute the business plan adequately and commence operations as a going concern once the minimum proceeds from this offering are secured. Exclusive Apparel, Inc. does not expect to generate any significant revenue in the first nine months of operation from the date the Company secures first funds are received from this offering.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: Maximum offering. In the event the maximum amount of $150,000 is raised, Exclusive Apparel, Inc. still does not expect to generate revenue in the first nine months of operation from the date the first funds are received from trust. Under Plan 2, management will supplement the activities addressed in Plan 1, as delineated above.

Exclusive Apparel, Inc. plans to purchase a computer, printer, and related programs totaling $7,000 for design development and marketing efforts.

The allocation for office supplies increases to $5,500 and remains consistent with minimum proceeds placement.

Exclusive Apparel has allocated $34,900 to product development in the event the Company receives the maximum amount of proceeds from the placement   Funds will enable the company to hire support contractors to expand the Companies ability to design, and manufacture our product line.

The allocation of salaries increases to $24,000, which will support a prudent increase in staff.  Planed positions include allocating a portion of funds for development support and assistance.

The allocation for sales and marketing increases to $30,000 to support expanding the Companies exposure of products by attending industry related conventions. The Company also has plans for a strategically placed marketing campaign that has designated target markets. This campaign is conservatively budgeted and is subject to change based on market conditions.

The allocation for working capital increases to $21,500 allowing for financial support of any areas with growth potential.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan implemented, Exclusive Apparel, Inc. has budgeted for certain expenditures that it expects to incur.  Exclusive Apparel, Inc. expects accounting fees to be a minimum of $5,000 to a maximum of $9,000 for the first full year.  The variance takes into account the level of business achieved during the year and includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2006.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate a minimum of $8,500 to a maximum of $10,500 for the first full year.  The variance in fees takes into account the legalities of entering different markets, working with diverse vendors, tailoring contracts, and researching the option to have our products manufactured overseas if business warrants.  The allocation will also cover general legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent management's best estimates and are not expected to vary significantly.  However, in the event Exclusive Apparel, Inc. incurs or expects to incur expenses materially outside of these estimates, Exclusive Apparel, Inc. intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Exclusive Apparel, Inc.'s ability to commence operations is entirely dependent upon the proceeds raised in this offering. If Exclusive Apparel, Inc. does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next twelve months is important in the execution of the plan of operations.  However, Exclusive Apparel, Inc. cannot guarantee that it will generate such growth. If Exclusive Apparel, Inc. does not produce sufficient cash flow to support Exclusive Apparel, Inc. operations over the next twelve months, Exclusive Apparel, Inc. may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. Exclusive Apparel, Inc. cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

Exclusive Apparel, Inc. management does not expect to incur significant research and development costs.

Exclusive Apparel, Inc. does not own any significant plant that it would seek to sell in the near future.

Exclusive Apparel, Inc. management does not anticipate the need to hire employees over the next 12 months, with the possible exception of a Director of Marketing, and product development assistance and support.  Additional personnel will only be justified should business develop of a sufficient nature to necessitate such expenditure.  Currently, Exclusive Apparel, Inc. believes the services provided by its officer and director appears sufficient at this time.  Exclusive Apparel, Inc. believes that its operations are currently on a small scale that is manageable by one individual at the present.

Exclusive Apparel, Inc. has not paid for expenses on behalf of any director.  Additionally, Exclusive Apparel, Inc. believes that this fact shall not materially change unless warranted in the course of business.

Exclusive Apparel, Inc. has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

Exclusive Apparel, Inc. does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Exclusive Apparel, Inc. uses an administrative office located at 6555 W. Gary Avenue, Las Vegas, Nevada 89139. A family member provides the office space free of charge and no lease exists. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

Exclusive Apparel, Inc. management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. Exclusive Apparel, Inc. does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 9, 2006 Sharon M. Lynch, President, Secretary, Treasurer, and Director, received 2,000,000 shares of Exclusive Apparel, Inc., Inc. common stock, par value $0.001 per share, for services.

All shares issued to Mrs. Sharon M. Lynch were at a par price per share of $0.001. The price of the common stock issued to Mrs. Sharon M. Lynch was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of the issuance, Exclusive Apparel, Inc. was recently formed or in the process of being formed and possessed no assets.

On January 12, 2006 Sharon M. Lynch, President, Secretary, Treasurer, and Director, received 20,000,000 shares of Exclusive Apparel, Inc., Inc. common stock, par value $0.001 per share, for services.

All shares issued to Mrs. Sharon M. Lynch were at a par price per share of $0.001. The price of the common stock issued to Mrs. Sharon M. Lynch was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of the issuance, Exclusive Apparel, Inc. possessed no assets.

Exclusive Apparel, Inc. , Inc.'s principal office space is free of charge at the present time.  Please refer to the section titled "Description of Property" herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Exclusive Apparel, Inc., Inc. common stock. This prospectus is a step toward creating a public market for Exclusive Apparel, Inc. stock, which may enhance the liquidity of Exclusive Apparel, Inc. shares. However, there can be no assurance that a meaningful trading market will develop. Exclusive Apparel, Inc. and its management make no representation about the present or future value of Exclusive Apparel, Inc. common stock.

As of the date of this prospectus:

1.

There are no outstanding options of warrants to purchase or other instruments convertible into, common equity of Exclusive Apparel, Inc., Inc.;

2.

There are currently 22,000,000 shares of Exclusive Apparel, Inc. common stock held by its officer and director. The common stock is not eligible to for sale pursuant to Rule 144 under the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Exclusive Apparel, Inc., Inc. has 22,000,000 shares of common stock outstanding. Its officer and director beneficially holds all of these shares of common stock. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Exclusive Apparel, Inc., Inc. has 22,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 (one) shareholder of record, Sharon M. Lynch, who is an officer and director of Exclusive Apparel, Inc..  The transfer agent will be Empire Stock Transfer Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, Nevada 89134, telephone number (702) 562-4091.

DIVIDENDS

Exclusive Apparel, Inc. has never declared or paid any cash dividends on either its preferred or common stock. For the foreseeable future, Exclusive Apparel, Inc. intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Sharon M. Lynch	2006	-	-	-	-	-	-	-
President, Secretary, Treasurer, and Director Chief Accounting Officer, Chief Financial Officer

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Exclusive Apparel, Inc., Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Exclusive Apparel, Inc., Inc.'s incorporation on September 8, 2006, Exclusive Apparel, Inc. has not paid any compensation to any officer, director, or employee. Upon securing minimum placement proceeds, Exclusive Apparel, Inc. has budgeted $2,000 per month as compensation for Mrs. Sharon M. Lynch.  Exclusive apparel does not have employment agreements. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Exclusive Apparel, Inc., Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

(a). Audited Financial Statements for Period Ended October 31, 2006

(Continued on the following page)

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Exclusive Apparel Inc. (A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Exclusive Apparel Inc. (A Development Stage Company) as of October 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception September 8, 2006, through October 31, 2006, and the period then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exclusive Apparel Inc (A Development Stage Company) as of October 31, 2006 and the results of its operations and its cash flows from inception September 8, 2006, through October 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company's net losses of $19,718 as of October 31, 2006 raise substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

December 13, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

EXCLUSIVE APPAREL, INC.

(A DEVELOPMENT STAGE COMPANY)

 BALANCE SHEET

As of
October 31, 2006
ASSETS
Current assets
Cash	$ 365
Total current assets	365

Total assets	$ 365

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Advance from shareholder	16,083
Total current liabilities	16,083

Total liabilities	16,083

Stockholders' equity
Preferred stock; $.001 par value, 5,000,000 shares
authorized, zero shares issued and outstanding	--
Common stock; $.001 par value, 70,000,000 shares
authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid in capital	2,000
Accumulated (deficit)	(19,718)
Total stockholders' equity	(15,718)

Total liabilities and stockholders' equity	$ 365

See Accompanying Notes to Financial Statements

EXCLUSIVE APPAREL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

September 8, 2006
(Inception)
through
October 31, 2006

Revenue	$ --

Operating expenses
General and administrative expenses	19,718

Total operating expenses	19,718

Loss from operations	(19,718)

Other income (expenses):
Other expense	--
Interest expense	--
Total other income (expenses)	--

Loss before provision for income taxes	(19,718)
Provision for income taxes	--

Net loss	$ (19,718)

Basic and diluted loss per common share	$ (0.01)

Basic and diluted weighted average
common shares outstanding	2,000,000

See Accompanying Notes to Financial Statements

EXCLUSIVE APPAREL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at September 8, 2006 (Date of Inception)	--	$ --	--	$ --	$ --	$ --	$ --

Shares issued for services	2,000,000	$ 2,000	--	$ --	$ 2,000		$ 4,000

Net loss	--	--	--	--	--	(19,718)	(19,718)

Balance, October 31, 2006	2,000,000	$ 2,000	--	$ -	$ 2,000	$ (19,718)	$ (15,718)

See Accompanying Notes to Financial Statements

EXCLUSIVE APPAREL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

September 8, 2006
(Inception)
through
October 31, 2006
Cash flows from operating activities:
Net loss	$ (19,718)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock issued for services	4,000
Changes in operating assets and liabilities:
Increase in accounts payable	-
Net cash used in operating activities	(15,718)

Cash flows from investing activities:
Purchase of property and equipment	-
Net cash used in investing activities	-

Cash flows from financing activities:
Advance from shareholder	16,083
Proceeds from borrowing	-
Proceeds from issuance of common stock	-
Net cash provided by financing activities	16,083

Net increase in cash	365

Cash, beginning of period	--

Cash, end of period	$ 365

Non Cash Investing and Financing Activities
Issuance of Common Stock for Services	$ 4,000

See Accompanying Notes to Financial Statements

EXCLUSIVE APPAREL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.

DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are the representation of management.  These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied.

Description of business and history - Exclusive Apparel, Inc., a Nevada corporation, (hereinafter referred to as the "Company" was incorporated in the State of Nevada on September 8, 2006.  The Company is high end clothing and apparel business that is dedicated to produce stylish and unique ball type headwear for women. The goal of Exclusive Apparel, Inc., is to expand to belts, handbags, and other accessories. The Company operations has been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on September 8, 2006, indicating Sharon M. Lynch as the incorporator.  The company filed its initial list of officers and directors with the Nevada Secretary of State on September 8, 2006, indicating it's President as Sharon M. Lynch.

Going concern - The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company incurred net losses of approximately $19,700 from the period of September 8, 2006 (Date of Inception) through October 31, 2006 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern.  The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of accounting - The Company's policy is to prepare the financial statements on the accrual basis of accounting.  The fiscal year end is December 31.

Cash and cash equivalents - Cash and cash equivalents include highly liquid, temporary cash investments with an original maturity of three months or less from the date of purchase.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from September 8, 2006 (Date of Inception) through October 31, 2006, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Revenue recognition - The Company has no revenues to date from its operations.  Once revenues are generated, management will establish a revenue recognition policy.

Advertising costs - As of October 31, 2006, there was no advertising cost incurred.

Fair value of financial instruments - The fair value of cash and cash equivalents, advance from shareholder approximates the carrying amount of these financial instruments due to their short maturity.

2.

PROPERTY AND EQUIPMENT

As of October 31, 2006 the Company does not own any property and/or equipment.

3.

STOCKHOLDER'S EQUITY

The Company has 70,000,000 shares authorized and 2,000,000 issued and outstanding as of October 31, 2006.  The issued and outstanding shares were issued as follows:

On September 9, 2006 the Company issued 2,000,000 common shares at $0.001 par value to Sharon M. Lynch, a Company founder for services provided.

4.

SHAREHOLDER LOAN

As of October 31, 2006, the company had no shareholder loan.

5.

RELATED PARTY TRANSACTIONS

The Company's president and shareholder has received 2,000,000 shares of common stock for service provided valued at approximately $4,000.  Advance from shareholder was approximately $16,000 as of October 31, 2006.

6.

STOCK OPTIONS

As of October 31, 2006, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7.

LITIGATION

As of October 31, 2006, the Company is not aware of any current or pending litigation which may affect the Company's operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Exclusive Apparel, Inc., Inc.'s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Exclusive Apparel, Inc. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Exclusive Apparel, Inc. request as an officer or director. Exclusive Apparel, Inc. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Exclusive Apparel, Inc.'s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Exclusive Apparel, Inc. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Exclusive Apparel, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Exclusive Apparel, Inc. or is or was serving at the request of Exclusive Apparel, Inc. as a director, officer, employee or agent of Exclusive Apparel, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Exclusive Apparel, Inc.. Exclusive Apparel, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Exclusive Apparel, Inc., Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Exclusive Apparel, Inc. in connection with registering the sale of the common stock. Exclusive Apparel, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$3,000
Accounting Fees	$3,500
Blue Sky Qualification Fees	$1,100

Total	$7,600

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation file on September 8, 2006
b) Bylaws adopted on September 9, 2006

5	Opinion on Legality

Opinion of Joseph L. Pittera, Esq.

23	Consent of Experts

a) Consent of Joseph L. Pittera, Esq.
b) Consent of Moore & Associates, Chartered

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

In this Registration Statement, Exclusive Apparel, Inc., Inc. is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Exclusive Apparel, Inc. includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 29, 2007.

Exclusive Apparel, Inc., Inc.
(Registrant)

By: /s/ Sharon M. Lynch
Sharon M. Lynch
President, Secretary, Treasurer, Director Chief Financial Officer, Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Sharon M. Lynch	President, CEO and Director	January 29, 2007
Sharon M. Lynch

/s/ Sharon M. Lynch	Chief Financial Officer	January 29, 2007
Sharon M. Lynch

/s/ Sharon M. Lynch	Chief Accounting Officer	January 29, 2007
Sharon M. Lynch

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.